                                                         Exhibit No. EX-99.j.3.b

                                POWER OF ATTORNEY

     I, Thomas Disbrow,  Treasurer and Principal  Accounting  Officer of The UBS
Funds,  UBS  Relationship  Funds and SMA  Relationship  Trust  (each a "Trust"), hereby  constitute  and  appoint  Mark F.  Kemper,  Keith A.  Weller,  Joseph J.
Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders, Tammie
Lee,  Bruce G. Leto,  Mark A.  Sheehan and Jana L.  Cresswell,  and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Treasurer and Principal  Accounting Officer of the Trusts,
any amendments to the current registration statements of the Trusts on Form N-1A
(as filed with the  Securities  and Exchange  Commission)  and any  registration statements of the Trusts on Form N-14, or any  amendments  thereto,  to be filed with the Securities and Exchange  Commission,  and all instruments  necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements,  amendments to such registration statements and other instruments.

       Signature                     Title                       Date

/s/ Thomas Disbrow        Treasurer and Principal          September 8, 2006
Thomas Disbrow              Accounting Officer